UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
 ________________________________________________________________________________
FORM 8-K
 ______________________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 15, 2024
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UNDER ARMOUR, INC.
 ________________________________________________________________________________

Maryland	001-33202	52-1990078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1020 Hull Street, Baltimore, Maryland		21230
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (410) 468-2512
(Former name or former address, if changed since last report)
Securities registered pursuant to Section 12(b) of the Act:

Class A Common Stock	UAA	New York Stock Exchange
Class C Common Stock	UA	New York Stock Exchange
(Title of each class)	(Trading Symbols)	(Name of each exchange on which registered)
 ________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.02. Results of Operations and Financial Condition.
On May 16, 2024, Under Armour, Inc. (“Under Armour”, or the “Company”) issued a press release announcing its financial results for the fourth quarter and fiscal year ended March 31, 2024. A copy of Under Armour’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. Under Armour has scheduled a conference call for 8:30 a.m. ET on May 16, 2024 to discuss its financial results.

Item 2.05. Costs Associated with Exit or Disposal Activities
On May 15, 2024, the Company’s Board of Directors approved a restructuring plan designed to rebalance the Company’s cost base to further improve profitability and cash flow generation. In connection with the restructuring plan, the Company expects to incur total estimated pre-tax restructuring and related charges of approximately $70 million to $90 million during fiscal year 2025, primarily consisting of up to approximately:
•$50 million in cash-related charges, consisting of approximately $15 million in employee severance and benefits costs, and $35 million related to various transformational initiatives; and
•$40 million in non-cash charges consisting of approximately $7 million in employee severance and benefits costs and $33 million in facility, software and other asset-related charges and impairments.
This disclosure contains forward-looking statements within the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements other than those that are purely historical are forward-looking statements, and include statements regarding anticipated charges and restructuring costs and the timing of these measures. These forward-looking statements are subject to risks, uncertainties, assumptions and changes in circumstances that may cause the estimated future impact of these restructuring charges and costs to differ materially from the forward-looking statements. These risks include the Company’s ability to successfully execute its restructuring plan, higher than anticipated costs in implementing the restructuring plan, management distraction from ongoing business activities, damage to the Company’s reputation and brand image and workforce attrition beyond planned restructuring related reductions. Additional information regarding other factors that could cause the Company’s results to differ can be found in the Company’s press release attached hereto as Exhibit 99.1, the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2024, and the Company’s subsequent filings with the U.S. Securities and Exchange Commission. The forward-looking statements contained in this disclosure reflect the Company’s views and assumptions only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which this disclosure is made or to reflect the occurrence of unanticipated events.

Item 8.01. Other Events.
On May 15, 2024, the Company’s Board of Directors authorized the Company to repurchase up to $500 million (exclusive of fees and commissions) of outstanding shares of its Class C common stock, $0.0003 1/3 par value per share (the “Class C Common Stock”), pursuant to a new share repurchase program. Under the share repurchase program, the Company may repurchase shares of Class C Common Stock through open market or privately negotiated transactions, block purchases, or other transactions, including accelerated share repurchase programs.
The share repurchase program will expire on May 31, 2027 and may be suspended or discontinued at any time. The share repurchase program does not obligate the Company to repurchase shares of Class C Common Stock and the timing and actual number of shares repurchased will depend on a variety of factors including price, market conditions, corporate and regulatory requirements and other investment opportunities. Information regarding share repurchases will be available in the Company’s periodic reports on Forms 10-Q and 10-K filed with the Securities and Exchange Commission as required by the applicable rules of the Securities Exchange Act of 1934, as amended.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Exhibit
99.1	Under Armour, Inc. press release announcing financial results for the fourth quarter and fiscal year ended March 31, 2024.
101	XBRL Instance Document - The instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNDER ARMOUR, INC.

Date: May 16, 2024	By:	/s/ David E. Bergman
David E. Bergman
Chief Financial Officer